UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2010

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	88-0336988
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8205 Aqua Spray Avenue Las Vegas, Nevada 89128

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (702) 243-1849

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

1.01     Entry into a Material Definitive Agreement

On June 30, 2010, Can-Cal Resources Ltd. (“Can-Cal”) entered into an independent contractor agreement with FutureWorth Capital Corp. (“FutureWorth”), which provides that FurutreWorth will cause its principal, Mr. William Hogan to act as Executive Chairman of the Board of Can-Cal. Pursuant to the independent contractor agreement, Can-Cal will pay an annual salary of $60,000 for the services performed by FutureWorth. If Can-Cal cannot afford to pay the fees, FutureWorth can elect to defer payment or convert the fee into shares of common stock of Can-Cal at a market value equal to $0.10 above the average closing trading price for the preceding five days from the date of such election.

The independent contractor agreement had an initial term ending on June 30, 2011, and continued until the earlier of the completion of the services or the termination of the agreement.

The independent contractor agreement terminated as of December 31, 2012.

This description of the independent contractor agreement does not purport to be complete and is qualified in its entirety by reference to the independent contractor agreement, which is included as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

9.01     Financial Statements and Exhibits

Exhibits

The following exhibits are furnished with this Form 8-K:

10.1	Independent Contractor Agreement dated June 30, 2010, between Can-Cal Resources Ltd. and FutureWorth Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2014

Can-Cal Resources Ltd.

By: /s/(signed) “Michael Hogan”
Michael Hogan, Chief Executive Officer

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